Exhibit 99.1
Avantor Reports First Quarter 2021 Results
•Revenue of $1.79 billion, increase of 17.5%; organic revenue growth of 13.5%
•Net income of $164.0 million; Adjusted EBITDA of $363.1 million
•Diluted GAAP EPS of $0.25; adjusted EPS of $0.35
•Operating cash flow of $126.9 million; free cash flow of $111.8 million
•Adjusted net leverage of 3.5x, down from 4.0x as of December 31, 2020
Radnor, Pa. – April 28, 2021 – Avantor, Inc. (NYSE: AVTR), a leading global provider of mission-critical products and services to customers in the life sciences and advanced technologies & applied materials industries, today reported financial results for the first quarter ended March 31, 2021.
“Our strong first quarter results reflect our continued momentum and the relevance and value of our business model,” said Michael Stubblefield, President and Chief Executive Officer of Avantor. “The robust growth in our base business and strong margin expansion, earnings growth and continued deleveraging provides a terrific start to 2021.”
“We also progressed our growth strategy through investments in manufacturing capacity, the launch of new innovative products and M&A,” he added. “Our agreement to acquire Ritter marks an important milestone in our transformation and will expand our proprietary consumables portfolio, enabling us to further leverage our global distribution channel.”
“We remain well positioned for continued growth and are focused on creating value for our customers and our shareholders,” Stubblefield concluded.

First Quarter 2021
For the three months ended March 31, 2021, net sales were $1.79 billion, an increase of 17.5% compared to the first quarter of 2020. Foreign currency translation had a favorable impact of approximately 4.0% resulting in organic sales growth of 13.5%. Net income increased 248.9% to $164.0 million from $47.0 million in the comparable prior period. Adjusted EBITDA increased 38.2% to $363.1 million and margin expanded approximately 300 basis points.
Diluted GAAP earnings per share were $0.25 as compared to $0.05 for the comparable prior period, while adjusted EPS was $0.35 as compared to $0.17 for the comparable prior period, reflecting strong operating performance and lower interest expense resulting from deleveraging and our 2020 debt repricing and refinancing actions.
Operating cash flow in the quarter was $126.9 million, while free cash flow in the quarter was $111.8 million. The Company is on track to achieve its free cash flow guidance of over $800 million for the full year.

As of March 31, 2021, adjusted net leverage was 3.5x, down from 4.0x as of December 31, 2020.
First Quarter 2021 – Segment Results

Management uses Adjusted EBITDA to measure and evaluate the internal operating performance of the Company’s business segments. Adjusted EBITDA is also our segment reporting profitability measure under generally accepted accounting principles.
Americas
•Net sales were $1,035.2 million, a reported increase of 15.1%, as compared to $899.1 million in the first quarter of 2020. On an organic basis, sales increased 14.6%.
•Adjusted EBITDA margin increased 320 basis points to 24.3%, as compared to 21.1% in the comparable prior period.
Europe
•Net sales were $650.4 million, a reported increase of 19.5%, as compared to $544.0 million in the first quarter of 2020. On an organic basis, sales increased 10.1%.
•Adjusted EBITDA margin increased 330 basis points to 20.2%, as compared to 16.9% in the comparable prior period.
AMEA
•Net sales were $100.0 million, a reported increase of 32.0%, as compared to $75.9 million in the first quarter of 2020. On an organic basis, sales increased 27.2%.
•Adjusted EBITDA margin increased 500 basis points to 22.7%, as compared to 17.7% in the comparable prior period.

Conference Call
Avantor will host a conference call to discuss its results today, April 28, at 5:00 p.m. Eastern Daylight Time. To hear the live webcast, please see the Investors section of the Company’s website at www.avantorsciences.com. Or you may listen to the call by dialing (866) 211-4132 (domestic) or (647) 689-6615 (international) and use the conference code 4862929. Prior to the webcast, a presentation relating to the earnings call will be available on the Company’s website.
Following the live webcast, an audio archive of the webcast and the slide presentation will be available at https://ir.avantorsciences.com/investors/events-and-presentations/.
About Avantor
Avantor®, a Fortune 500 company, is a leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education & government, and advanced technologies & applied materials industries. Our portfolio is used in virtually every stage of the most important research, development and production activities in the industries we serve. Our global footprint enables us to serve more than 225,000 customer locations and gives us extensive access to research laboratories and scientists in more than 180 countries. We set science in motion to create a better world. For more information, please visit www.avantorsciences.com.
Use of non-GAAP Financial Measures
To evaluate our performance, we monitor a number of key indicators. As appropriate, we supplement our results of operations determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measurements that we believe are useful to investors, creditors and others in assessing our performance. These measures should not be considered in isolation or as a substitute for reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly titled measures reported by other companies. Rather, these measures should be considered as an additional way of viewing aspects of our operations that provide a more complete understanding of our business. We strongly encourage investors to review our consolidated financial statements included in reports filed with the SEC in their entirety and not rely solely on any one, single financial measurement or communication.
The non-GAAP financial measures used in this press release are sales growth on an organic basis, Adjusted EBITDA, adjusted net income, adjusted EPS, adjusted net leverage and free cash flow.
•Sales growth on an organic basis eliminates from our reported net sales growth the impacts of earnings from any acquired or disposed businesses and changes in foreign currency exchange rates. We believe that this measurement is useful to investors as a way to measure and evaluate our underlying commercial operating performance consistently across our segments and the periods presented. This measurement is used by our management for the same reason.
•Adjusted EBITDA is used by investors to measure and evaluate our operating performance exclusive of interest expense, income tax expense, depreciation, amortization and certain other adjustments. We believe that this measurement is useful to investors as a way to analyze the underlying trends in our core business consistently across the periods presented. This measurement is used by our management for the same reason.

•Adjusted EPS is our diluted earnings per share adjusted to normalize the number of shares outstanding for our position immediately after our initial public offering and to exclude amortization and various other items on an after-tax basis. The normalization of shares reflects for all periods (i) the total number of shares of common stock outstanding following our initial public offering, as well as (ii) the dilutive effect of the assumed exercise or conversion of instruments following our initial public offering (including our 6.250% Series A mandatory convertible preferred stock assuming the lowest rate of conversion into common stock). We believe that this measurement is useful to investors as an additional way to analyze the underlying trends in our business consistently across the periods presented. This measurement is used by our management for the same reason.
•Adjusted net leverage is equal to our gross debt, reduced by our cash and cash equivalents, divided by our trailing 12-month Adjusted EBITDA (excluding stock-based compensation expense and including the run-rate effect of synergies). We believe that this measurement is useful to investors as a way to evaluate and measure the Company’s capital allocation strategies and the underlying trends in the business. This measurement is used by our management for the same reason.
•Free cash flow is equal to our cash flow from operating activities, excluding capital expenditures. We believe that this measurement is useful to investors as it provides a view on the Company’s ability to generate cash for use in financing or other investment activities. This measurement is used by management for the same reason.
Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this release.

Forward-Looking and Cautionary Statements
This press release contains forward-looking statements. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” “will,” the negatives thereof and other words and terms of similar meaning.
Forward-looking statements are inherently subject to risks, uncertainties and assumptions; they are not guarantees of performance. You should not place undue reliance on these statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, we cannot assure you that the assumptions and expectations will prove to be correct. Factors that could contribute to these risks, uncertainties and assumptions include, but are not limited to, the factors described in “Risk Factors” in our most recent Annual Report on Form 10-K and our Form 10-Q that will be filed later today, as such risk factors may be updated from time to time in our periodic filings with the SEC.
All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. In addition, all forward-looking statements speak only as of the date of this press release. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise other than as required under the federal securities laws.

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of operations

(in millions, except per share data)	Three months ended March 31,
	2021	2020
Net sales	$1,785.6	$1,519.0
Cost of sales	1,172.8	1,017.1
Gross profit	612.8	501.9
Selling, general and administrative expenses	346.5	343.5
Operating income	266.3	158.4
Interest expense	(51.5)	(94.5)
Loss on extinguishment of debt	(5.2)	—
Other income, net	1.8	0.8
Income before income taxes	211.4	64.7
Income tax expense	(47.4)	(17.7)
Net income	164.0	47.0
Accumulation of yield on preferred stock	(16.1)	(16.1)
Net income available to common stockholders	$147.9	$30.9

Earnings per share:
Basic	$0.25	$0.05
Diluted	$0.25	$0.05
Weighted average shares outstanding:
Basic	581.1	573.7
Diluted	589.1	581.3

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated balance sheets

(in millions)	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$172.5	$286.6
Accounts receivable, net	1,201.5	1,113.3
Inventory	777.7	739.6
Other current assets	80.3	91.4
Total current assets	2,232.0	2,230.9
Property, plant and equipment, net	537.4	549.9
Other intangible assets, net	3,932.2	4,048.8
Goodwill	2,820.1	2,860.2
Other assets	217.1	216.7
Total assets	$9,738.8	$9,906.5
Liabilities and stockholders' equity
Current liabilities:
Current portion of debt	$26.5	$26.4
Accounts payable	706.4	678.9
Employee-related liabilities	140.8	179.3
Accrued interest	26.8	44.5
Other current liabilities	340.2	313.6
Total current liabilities	1,240.7	1,242.7
Debt, net of current portion	4,606.3	4,867.5
Deferred income tax liabilities	713.0	723.9
Other liabilities	372.7	398.1
Total liabilities	6,932.7	7,232.2
Stockholders’ equity:
Mandatory convertible preferred stock including paid-in capital	1,003.7	1,003.7
Common stock including paid-in capital	1,743.2	1,737.6
Accumulated earnings (deficit)	75.3	(88.7)
Accumulated other comprehensive (loss) income	(16.1)	21.7
Total stockholders’ equity	2,806.1	2,674.3
Total liabilities and stockholders' equity	$9,738.8	$9,906.5

Avantor, Inc. and subsidiaries
Unaudited condensed consolidated statements of cash flows

(in millions)	Three months ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$164.0	$47.0
Reconciling adjustments:
Depreciation and amortization	89.0	96.5
Stock-based compensation expense	11.4	8.4
Provision for accounts receivable and inventory	7.9	16.6
Deferred income tax benefit	(5.3)	(4.2)
Amortization of deferred financing costs	3.9	6.9
Loss on extinguishment of debt	5.2	—
Foreign currency remeasurement loss	2.7	6.7
Changes in assets and liabilities:
Accounts receivable	(106.8)	(80.1)
Inventory	(54.3)	2.3
Accounts payable	30.3	67.0
Accrued interest	(17.7)	60.8
Other assets and liabilities	(5.9)	24.5
Other, net	2.5	0.7
Net cash provided by operating activities	126.9	253.1
Cash flows from investing activities:
Capital expenditures	(15.1)	(12.6)
Other	0.5	0.7
Net cash used in investing activities	(14.6)	(11.9)
Cash flows from financing activities:
Debt repayments	(208.6)	(63.8)
Payments of dividends on preferred stock	(16.1)	(16.1)
Proceeds received from exercise of stock options	19.9	6.8
Shares repurchased to satisfy employee tax obligations for vested stock-based awards	(16.2)	—
Net cash used in financing activities	(221.0)	(73.1)
Effect of currency rate changes on cash	(5.4)	(8.5)
Net change in cash and cash equivalents	(114.1)	159.6
Cash, cash equivalents and restricted cash, beginning of period	289.2	189.3
Cash, cash equivalents and restricted cash, end of period	$175.1	$348.9

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures

(in millions)	Three months ended March 31,
	2021	2020
Net income	$164.0	$47.0
Amortization	68.0	77.4
Loss on extinguishment of debt	5.2	—
Net foreign currency loss from financing activities	0.8	1.6
Other stock-based compensation expense (benefit)	0.6	(1.1)
Restructuring and severance charges	1.6	1.2
Transaction related expenses and other	3.0	1.8
Integration and planning expenses	—	3.6
Income tax benefit applicable to pretax adjustments	(17.7)	(19.6)
Adjusted Net income	225.5	111.9
Interest expense	51.5	94.5
Depreciation	21.0	19.1
Income tax provision applicable to Adjusted Net Income	65.1	37.3
Adjusted EBITDA	$363.1	$262.8

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Earnings per share

(shares in millions)	Three months ended March 31,
	2021	2020
Diluted earnings per share (GAAP)	$0.25	$0.05
Dilutive impact of convertible instruments	0.01	0.02
Fully diluted earnings per share (non-GAAP)	0.26	0.07
Amortization	0.11	0.12
Loss on extinguishment of debt	0.01	—
Net foreign currency loss from financing activities	—	—
Other stock-based compensation expense (benefit)	—	—
Restructuring and severance charges	—	—
Transaction related expenses and other	—	—
Integration and planning expenses	—	0.01
Income tax benefit applicable to pretax adjustments	(0.03)	(0.03)
Adjusted EPS (non-GAAP)	$0.35	$0.17

Weighted average shares outstanding:
Diluted (GAAP)	589.1	581.3
Incremental shares excluded for GAAP	62.9	73.9
Normalization*	(9.3)	(12.5)
Share count for Adjusted EPS (non-GAAP)	642.7	642.7

*    Adjusted EPS reflects the share count of 642.7, the proforma fully diluted share count that was determined immediately following our May 2019 initial public offering. That share count assumes the Mandatory Convertible Preferred Stock is converted at the lowest conversion ratio and does not reflect the vesting or exercise of any stock-based awards following the IPO.

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Free cash flow

(in millions)	Three months ended March 31,
	2021	2020
Net cash provided by operating activities	$126.9	$253.1
Capital expenditures	(15.1)	(12.6)
Free cash flow (non-GAAP)	$111.8	$240.5

Net leverage

(dollars in millions)	March 31, 2021
Total debt, gross	$4,702.0
Less cash and cash equivalents	(172.5)
	$4,529.5

Trailing twelve months Adjusted EBITDA	$1,241.9
Trailing twelve months ongoing stock-based compensation expense	43.7
Pro forma adjustment for projected synergies	—
	$1,285.6

Net leverage (non-GAAP)	3.5	x

Avantor, Inc. and subsidiaries
Reconciliations of non-GAAP measures (continued)
Net sales

(in millions)	March 31,		Reconciliation of reported change to organic change
			Reported change	Foreign currency impact	Organic
	2021	2020
Three months ended:
Americas	$1,035.2	$899.1	$136.1	$4.9	$131.2
Europe	650.4	544.0	106.4	51.1	55.3
AMEA	100.0	75.9	24.1	3.6	20.5
Total	$1,785.6	$1,519.0	$266.6	$59.6	$207.0

Adjusted EBITDA

(in millions)	Three months ended March 31,
	2021	2020
Americas	$252.0	$190.0
Europe	131.1	91.7
AMEA	22.6	13.4
Corporate	(42.6)	(32.3)
Total	$363.1	$262.8

Media Contact
Allison Hosak
Senior Vice President, Global Communications and Brand
Avantor
908-329-7281
Allison.Hosak@Avantorsciences.com
Investor Relations Contact
Tommy J. Thomas, CPA
Vice President, Investor Relations
Avantor
781-375-8051
Tommy.Thomas@Avantorsciences.com
SOURCE Avantor, Financial News